Exhibit 10.1

RESTRICTED SHARE UNIT PLAN FOR ELIGIBLE EMPLOYEES
OF CANADIAN PACIFIC KANSAS CITY LIMITED

In effect August 2, 2011, amended February 21, 2013 and April 29, 2025

1. PREAMBLE AND DEFINITIONS

1.1 Title.
The Plan described in this document shall be called the “Restricted Share Unit Plan for Eligible Employees of Canadian Pacific Kansas City Limited”.

1.2 Purposes of the Plan.
The purposes of the Plan are:
a.to promote a further alignment of interests between employees and the shareholders of the Corporation;
b.to associate a portion of employees’ compensation with the returns achieved by shareholders of the Corporation over the medium term; and
c.to retain key talent with critical knowledge, experience and expertise required by the Corporation.

1.3 Definitions.
1.3.1 “Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable tax and securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and Stock Exchange Rules.

1.3.2 “Beneficiary” means, subject to Applicable Law, the person who has been designated by an Eligible Employee, in such form and manner as the Plan Administrator may determine, to receive benefits payable under the Plan upon the death of the Eligible Employee, or, where no such designation is validly in effect at the time of death, the Eligible Employee’s estate.

1.3.3 “Board” means the Board of Directors of the Corporation.

1.3.4 “Canadian Eligible Employee” means any Eligible Employee who is a resident of Canada or otherwise subject to tax under the Tax Act in respect of the RSUs granted to such Eligible Employee.

1.3.5 “Cause” in respect of an Eligible Employee means
(a)the continued failure by the Eligible Employee to substantially perform his or her duties in connection with his or her employment by, or service to, the Corporation or any Subsidiary (other than as a result of physical or mental illness) after the Corporation or any Subsidiary has given the Eligible Employee reasonable written notice of such failure and a reasonable opportunity to correct it;
(b)the engaging by the Eligible Employee in any act which is materially injurious to the Corporation or any Subsidiary or their reputation, financially or otherwise;
(c)the engaging by the Eligible Employee in any act resulting or intended to result, directly or indirectly, in personal gain to the Eligible Employee at the expense of the Corporation or any Subsidiary;
(d)the conviction of the Eligible Employee by a court of competent jurisdiction on any charge involving fraud, theft or moral turpitude by the Eligible Employee in connection with the business of the Corporation or any Subsidiary; or

(e)any other conduct that constitutes ‘cause’ at common law in Canada or ‘cause’ or similar concept under Applicable Law or contract in the United States, as applicable.

1.3.6 “Change in Control” means the occurrence of any of the following events:
(a)the initial acquisition by any person, or any persons acting jointly or in concert (as determined by the Securities Act (Alberta)), whether directly or indirectly, of voting securities of the Corporation which, together with all other voting securities of the Corporation held by such person or persons, constitutes, in the aggregate, more than 20% of all outstanding voting securities of the Corporation;
(b)an amalgamation, arrangement, or other form of business combination of the Corporation with another corporation which results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;
(c)a sale, disposition, lease or exchange to or with another person or persons (other than a Subsidiary) of property of the Corporation representing 50% or more of the net book value of the assets of the Corporation, determined as of the date of the most recently published audited annual or unaudited quarterly interim financial statements of the Corporation; or
(d)a change in the composition of the Board over any twelve month period commencing after the applicable Grant Date such that more than 50% of the persons who were directors of the Corporation at the beginning of the period are no longer directors at the end of the period, unless such change is as a result of normal attrition.

1.3.7 “Corporation” means Canadian Pacific Kansas City Limited and any successor corporation whether by amalgamation, merger or otherwise.

1.3.8 “Eligible Employee” means an employee of the Corporation or a Subsidiary as the Plan Administrator may designate as eligible to participate in the Plan.

1.3.9 “Employed” means, with respect to an Eligible Employee, that:
(a)he is performing work at a workplace of the Corporation or a Subsidiary or at one or more locations approved by the Corporation or a Subsidiary (in this section 1.3.9, an “approved workplace”); or he is not actively at work at an approved workplace due to an approved leave of absence where the period of leave is less than twelve months; or
(b)he is not actively at work at an approved workplace due to an approved leave of absence where the period of leave is at least twelve months.

For greater certainty, except as expressly provided herein, an individual whose employment has been terminated without Cause by the Corporation or a Subsidiary shall not be considered to be “Employed” for purposes of the Plan during any contractual or common law notice period that exceeds his or her period of statutory notice of termination of employment, if any, under applicable legislation. The individual shall be considered to have ceased to be “Employed” for purposes of the Plan on the date on which his or her period of statutory notice of termination of employment, if any, under applicable legislation ends. Notwithstanding the foregoing, an individual who receives a notice of termination of employment from the Corporation or a Subsidiary shall continue to be considered “Employed” for the purposes of the Plan while he continues to perform work at an approved workplace during a working notice period.

1.3.10 “Grant” means a grant of RSUs made pursuant to Section 4.1.

1.3.11 “Grant Agreement” means an agreement between the Corporation and an Eligible Employee in respect of an RSU granted under the Plan, as contemplated by Section 4.1, together with such schedules, amendments, deletions or changes thereto as are permitted under the Plan.

1.3.12 “Grant Date” means the effective date of a Grant.

1.3.13 “Market Value” means, with respect to any particular date, the average closing price per Share on the Stock Exchange during the immediately preceding 30 Trading Days; provided that if the date in respect of which the Market Value is to be calculated occurs after a Change in Control and the Shares do not then trade on a Stock Exchange, the reference date for such calculation shall not be the applicable Vesting Date but rather the effective date of the Change in Control.

1.3.14 "Plan" means this Restricted Share Unit Plan for Eligible Employees of Canadian Pacific Kansas City Limited, including any schedules or appendices hereto, as amended, supplemented and/or restated from time to time.

1.3.15 “Plan Administrator” means the Board, the Management Resources and Compensation Committee of the Board, the President and Chief Executive Officer of the Corporation, or such other person who may be appointed by the Board or the Management Resources and Compensation Committee of the Board to, among other things, interpret, administer and implement the Plan.

1.3.16 “RSU” (or “Restricted Share Unit”) means a conditional right, granted to an Eligible Employee, to receive, upon vesting thereof, a cash payment equal to the Market Value of one Share, all in accordance with the terms and conditions of the Plan.

1.3.17 “RSU Account” has the meaning set out in Section 5.1.

1.3.18 “Retirement” means the Eligible Employee’s cessation of employment with the Corporation or a Subsidiary, as applicable, at or after the normal or early retirement age established by the Corporation or a Subsidiary from time to time, where the Eligible Employee gives notice to the Corporation or a Subsidiary in accordance with the retirement policy established by the Corporation or a Subsidiary from time to time.

1.3.19 “Service Year” has the meaning set out in Section 4.1.

1.3.20 “Share” means a common share of the Corporation and such other share as may be substituted for it as a result of amendments to the articles of the Corporation, arrangement, reorganization or otherwise, including any rights that form a part of the common share or substituted share.

1.3.21 “Stock Exchange” means the Toronto Stock Exchange with respect to RSUs granted to Eligible Employees who are, at the Grant Date, ordinarily paid in Canadian dollars, and the New York Stock Exchange with respect to RSUs granted to Eligible Employees who are, at the Grant Date, ordinarily paid in any other lawful currency, or if the Shares are not listed on the Toronto Stock Exchange or the New York Stock Exchange, as applicable, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

1.3.22 “Stock Exchange Rules” means the applicable rules of any Stock Exchange upon which the Shares are listed.

1.3.23 “Subsidiary” means any corporation that is a subsidiary of the Corporation as defined in the Canada Business Corporations Act.

1.3.24 “Tax Act” means the Income Tax Act (Canada) and any regulations thereto, as may be amended or replaced from time to time.

1.3.25 “Trading Day” means any date on which the Stock Exchange is open for the trading of Shares and on which Shares are actually traded.

1.3.26 “Vesting Date” means, with respect to a Grant, the date in the future determined by the Plan Administrator at the time of the Grant for the vesting of applicable RSUs.

1.3.27 “Vesting Period” means the period commencing on the Grant Date and ending on the Vesting Date.

2. CONSTRUCTION AND INTERPRETATION
2.1 Gender, Singular, Plural. In the Plan, references to the masculine include the feminine; and references to the singular shall include the plural and vice versa, as the context shall require.

2.2 Governing Law. The Plan shall be governed and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, and any actions, proceedings or claims in any way pertaining to the Plan shall be commenced in the courts of the Province of Alberta.

2.3 Severability. If any provision or part of the Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.4 Headings, Sections. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained. A reference to a section or schedule shall, except where expressly stated otherwise, mean a section or schedule of the Plan, as applicable.

3. EFFECTIVE DATE AND EMPLOYMENT RIGHTS
3.1 Effective Date. The Corporation established the Plan effective on August 2, 2011. The Plan was amended on February 21, 2013 and on April 29, 2025. The amendments made effective April 29, 2025 shall apply to all outstanding RSUs granted after the date hereof.

3.2 No Employment Rights. Nothing contained in the Plan shall be deemed to give any person the right to continue as an employee of the Corporation or of a Subsidiary.

4. GRANTS
4.1 Grant of RSUs. Subject to the provisions of the Plan and such other terms and conditions as may be prescribed by the Board or the Management Resources and Compensation Committee of the Board, the Plan Administrator may, from time to time, grant RSUs to any Eligible Employee in such number and with effect from such date as the Plan Administrator may specify.

All RSUs shall be subject to the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent herewith as may be determined by the Board or the Management Resources and Compensation Committee and set forth in the applicable Grant Agreement; provided that all RSUs granted to a Canadian Eligible Employee shall have such terms and conditions necessary to ensure that such RSUs comply, at all times, with the requirements of paragraph (k) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.

At the time of grant of any RSU to a Canadian Eligible Employee, the Grant Agreement may specify the calendar year of service of the Eligible Employee in respect of which the RSU is granted (the “Service Year”) and, if no such Service Year is specified, the Service Year shall be the calendar year which includes the Grant Date. Notwithstanding any provision of the Plan to the contrary, all RSUs shall be granted as an addition to, and not in substitution of or in lieu of, ordinary salary or wages received by an Eligible Employee in respect of their services to the Corporation or a Subsidiary.

Each Grant and the participation of an Eligible Employee in the Plan may be evidenced by a Grant Agreement between the Corporation and the Eligible Employee in a form approved by the Plan Administrator.

Participation in the Plan by any Eligible Employee shall be construed as acceptance by the Eligible Employee of the terms and conditions of the Plan and all rules and procedures adopted hereunder, as amended from time to time.

4.2 Vesting Terms. Subject to the provisions of the Plan, RSUs shall vest at such time and be subject to such other terms and conditions as may be determined by the Plan Administrator and set forth in the applicable Grant Agreement; provided that, for RSUs granted to a Canadian Eligible Employee, such RSUs must become vested (or be forfeited if not vested) no later than December 15th of the third calendar year following the applicable Service Year.

4.3 Administration. The Plan Administrator shall administer the Plan in accordance with its terms. Subject to and consistent with the terms of the Plan, in addition to any authority of the Plan Administrator specified under any other terms of the Plan, the Plan Administrator shall have full and complete discretionary authority to:
(i)interpret the Plan and Grant Agreements;
(ii)prescribe, amend and rescind such rules and regulations and make all determinations necessary or desirable for the administration and interpretation of the Plan and Grant Agreements;
(iii)determine those Eligible Employees who may be granted RSUs, grant one or more RSUs to such Eligible Employees and approve or authorize the applicable form and terms of the related Grant Agreements;
(iv)determine the terms and conditions of RSUs granted to any Eligible Employee, including,

(A)the number of RSUs subject to a Grant,
(B)the Vesting Period applicable to a Grant,
(C)the circumstances upon which an RSU shall be forfeited, cancelled or expire and
(D)the consequences of an Eligible Employee ceasing to be Employed with respect to an RSU;
(v)amend the terms of any outstanding RSU granted under the Plan, provided that such amendment shall not materially adversely affect the rights of an Eligible Employee without the consent of such Eligible Employee; and
(vi)determine whether, and the extent to which, adjustments shall be made pursuant to Section 5.3 and the terms of any such adjustments.

4.4 Effects of Plan Administrator’s Decision. Any interpretation, rule, regulation, determination or other act of the Plan Administrator hereunder shall be made in its sole discretion and shall be conclusively binding upon all persons.

4.5 Liability Limitation. No member of the Board or the Management Resources and Compensation Committee of the Board, nor any individual Plan Administrator, shall be liable for any action or determination made in good faith pursuant to the Plan or any instrument of grant evidencing any RSU granted under the Plan. To the fullest extent permitted by law, the Corporation and its Subsidiaries shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such person is or was a member of the Board or the Management Resources and Compensation Committee of the Board, or is or was a Plan Administrator.

4.6 Delegation and Administration. The Plan Administrator may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to any one or more directors, officers or employees of the Corporation as it may determine from time to time, on terms and conditions as it may determine, except the Plan Administrator shall not, and shall not be permitted to, delegate any such powers, rights or duties to the extent such delegation is not consistent with Applicable Law. The Plan Administrator may also appoint or engage a trustee, custodian or administrator to administer or implement the Plan or any aspect of it, except that the Plan Administrator shall not, and shall not be permitted to, appoint or engage such a trustee, custodian or administrator to the extent such appointment or engagement is not consistent with Applicable Law.

5. ACCOUNTS, DIVIDEND EQUIVALENTS AND REORGANIZATION
5.1 RSU Account. An account, called an “RSU Account”, shall be maintained by the Corporation, or a Subsidiary, as specified by the Plan Administrator, for each Eligible Employee and will be credited with such number of RSUs as are granted to an Eligible Employee from time to time pursuant to Section 4.1 and any dividend equivalent RSUs granted pursuant to Section 5.2. RSUs that fail to vest (including pursuant to Section 6), or that are paid out to the Eligible Employee or his Beneficiary, shall be cancelled and shall cease to be recorded in the Eligible Employee’s RSU Account as of the date on which such RSUs are cancelled under the Plan.

5.2 Dividend Equivalent RSUs. Unless otherwise specified in the Grant Agreement, each Grant shall be deemed to provide for the accrual of dividend equivalent amounts for the account of an Eligible Employee as hereinafter provided with respect to cash dividends paid in the ordinary course to shareholders in respect of outstanding Shares. Subject to the terms of the Grant

Agreement, if and when cash dividends are paid with respect to Shares (other than any extraordinary dividend) to shareholders of record as of a record date occurring during the applicable Vesting Period, a number of additional RSUs shall be automatically granted to the Eligible Employee who is a party to such Grant Agreement in such number equal to the product of (i) the cash dividend paid with respect to a Share multiplied by (ii) the number of RSUs subject to such Grant (including related dividend equivalent RSUs granted pursuant to this Section 5.2 prior to the applicable record date) as of the record date for the dividend, divided by the closing price of a Share on the Stock Exchange on the date on which the dividend is paid. The additional RSUs granted to an Eligible Employee shall be granted as a bonus for services rendered in the year of crediting and shall be subject to the same terms, including vesting and settlement terms, as the corresponding RSUs.

5.3 Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other change in the capital of the Corporation affecting the Shares, such proportionate adjustments, if any, as the Plan Administrator in its discretion may deem appropriate to reflect such change, shall be made with respect to the number of RSUs outstanding under the Plan; provided that any such adjustments shall be such so as to ensure that any RSUs granted to Canadian Eligible Employees comply, at all times, with the requirements of paragraph (k) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.

6. VESTING AND SETTLEMENT OF SHARE UNITS
6.1 Settlement. Subject to Section 6.3, RSUs shall vest upon, and be settled upon or as soon as reasonably practicable following (but in no event later than 30 days after), the Vesting Date applicable to such RSUs; provided that RSUs granted to Canadian Eligible Employees shall be settled no later than the earlier of 30 days after such Vesting Date and December 31 of the third calendar year following the Service Year. Settlement of vested RSUs shall be made by payment in cash, subject to payment or other satisfaction of all related withholding obligations in accordance with Section 9.3 and the terms of the applicable Grant Agreement, of an aggregate amount equal to the product of A multiplied by B, where:

“A” equals the Market Value on the Vesting Date; and

“B” equals the number of RSUs then being settled.

6.2 Failure to Vest. An Eligible Employee shall have no right to receive a cash payment or any other compensation with respect to any RSUs that do not vest in accordance with the terms and conditions of the Plan. Without limiting the foregoing, the Eligible Employee waives any and all right to damages in respect of such forfeited RSUs.

6.3 Continued Employment. Subject to Sections 4.2, 6.4 and 6.5, RSUs relating to a Grant shall vest and be settled in accordance with Section 6.1 provided that the Eligible Employee is Employed on the Vesting Date in respect of such Grant. For greater certainty, an Eligible Employee shall not be considered to be Employed on a Vesting Date if, prior to such Vesting Date, such Eligible Employee received a payment in lieu of notice of termination of employment, whether under a contract of employment, as damages or otherwise (the Corporation and its Subsidiaries do not intend to and shall not make payments in lieu of notice as a substitute for RSUs that are subject to taxation under the U.S. Code (as defined below)). Further, in the event an Eligible Employee has been Employed in accordance with section 1.3.9(b) during the Vesting Period in respect of a Grant, the number of RSUs relating to such Grant that become vested on a Vesting Date shall be determined by the formula A x B/C, where

“A” equals the total number of RSUs relating to such Grant that would have vested had the Eligible Employee been Employed in accordance with section 1.3.9(a) throughout such Vesting Period;

“B” equals the total number of months during such Vesting Period in which the Eligible Employee was Employed in accordance with section 1.3.9(a) (rounded up to the nearest whole number of months); and

“C” equals the total number of months in the Vesting Period relating to such Grant.

6.4 Termination of Employment for Cause and Resignation and Retirement In the event an Eligible Employee’s employment is terminated for Cause by the Corporation, or a Subsidiary, as applicable, or the Eligible Employee otherwise ceases to be Employed for any reason other than as provided in Section 6.5, each prior to the Vesting Date relating to a Grant, unless otherwise determined by the Plan Administrator in connection with the Retirement of an Eligible Employee (in which case the Eligible Employee shall be deemed instead to have ceased to be Employed by reason of termination of employment without Cause under Section 6.5), no RSUs relating to such Grant and no dividend equivalent RSUs in respect of such RSUs shall vest.

6.5 Termination of Employment without Cause and Death
Unless otherwise determined by the Plan Administrator, in the event an Eligible Employee ceases to be Employed by reason of termination of employment without Cause or death prior to the Vesting Date relating to a Grant, a number of RSUs (the “Pro-Rated RSUs”) determined by the formula A x B/C, where

“A” equals the total number of RSUs relating to such Grant, being the number of RSUs credited to the Eligible Employee’s RSU Account as at the Grant Date in respect of such Grant;

“B” equals the total number of months between the first day of the Vesting Period for such Grant and the date the Eligible Employee ceases to be Employed (rounded up to the nearest whole number of months); and

“C” equals the total number of months in the Vesting Period relating to such Grant,

together with any dividend equivalent RSUs relating to such Pro-Rated RSUs, shall be eligible to become vested RSUs subject to satisfaction or waiver by the Plan Administrator of any conditions relating to such Grant. Pro-Rated RSUs under this Section 6.5 that become vested RSUs (including dividend equivalent RSUs relating to such Pro-Rated RSUs) shall be settled in accordance with Section 6.1; provided that (i) the date on which the Eligible Employee ceases to be Employed by reason of death shall be deemed to be the Vesting Date for purposes thereof, (ii) for RSUs that are not subject to taxation under the U.S. Code (as defined below), the date on which the Eligible Employee ceases to be Employed by reason of termination of employment without Cause shall be deemed to be the Vesting Date for purposes thereof, and (iii) if the date on which the Eligible Employee ceases to be Employed by reason of termination of employment without Cause occurs after a Change in Control, “B” shall be deemed to equal “C”.

6.6 Change in Control
In the event of a Change in Control prior to the Vesting Date relating to a Grant, RSUs subject to such Grant shall not be affected and shall continue to vest as per the terms hereof, unless an Eligible Employee ceases to be Employed by reason of termination of employment without Cause after such a Change in Control, in which case 100% of such Eligible Employee’s RSUs (including any dividend equivalent RSUs) shall vest on the applicable Vesting Date and there shall be no pro-rata vesting thereof. Section 6.5 has been drafted to provide for the foregoing and this Section 6.6 is included solely for clarification purposes.

7. CURRENCY
7.1 Currency. Any payment made in respect of the settlement of a vested RSU shall be made in the lawful currency in which the Eligible Employee is paid in at the time of such payment. If any amount has to be converted into such currency, such conversion shall be made based on such reasonable exchange rate as is determined by the Plan Administrator.

8. SHAREHOLDER RIGHTS
8.1 No Rights to Shares. RSUs are not Shares and the grant of RSUs will not entitle an Eligible Employee to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

9. MISCELLANEOUS
9.1 Compliance with Laws and Policies. The Corporation’s issuance of any RSUs and its obligation to make any payments is subject to compliance with Applicable Laws. Each Eligible Employee shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Eligible Employee will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Eligible Employee in connection with the Plan including, without limitation, furnishing to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

9.2 Section 409A of U.S. Internal Revenue Code of 1986, as amended (the “U.S. Code”). All RSUs that are subject to taxation under the U.S. Code are intended to comply with the requirements of Section 409A of the U.S. Code, and the Plan shall be interpreted and construed consistently with such intent. The Corporation makes no representation that payments under this Plan comply in all respects with Section 409A of the U.S. Code and each Eligible Employee is solely responsible for all tax liability with respect to any payments hereunder, except to the extent that the Corporation has withheld applicable taxes from such payments.

9.3 Withholdings. So as to ensure that the Corporation or a Subsidiary, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of an Eligible Employee, the Corporation, or a Subsidiary, as applicable, shall withhold or cause to be withheld from any amount payable to an Eligible Employee, either under this Plan, or otherwise, such amount as may be necessary to permit the Corporation or the Subsidiary, as applicable, to so comply.

9.4 No Additional Rights. Neither the designation of an employee as an Eligible Employee nor the grant of any RSUs to any Eligible Employee entitles any person to the grant, or any additional grant, as the case may be, of any RSUs under the Plan.

9.5 Amendment, Termination. The Plan may be amended, supplemented, restated or terminated at any time by resolution of the Board or the Management Resources and Compensation Committee of the Board in whole or in part, without the consent of any Eligible Employee, provided that no such change may materially adversely affect the rights of any such Eligible Employee, without the consent of the Eligible Employee, with respect to RSUs that have been granted as of the date on which the aforementioned resolution is approved.

9.6 Administration Costs. The Corporation will be responsible for all costs relating to the administration of the Plan.

9.7 Unfunded Obligation. The obligation to make payments that may be required to be made under the Plan will be an unfunded and unsecured obligation of the Corporation or a Subsidiary, as applicable, unless otherwise determined by the Corporation. The Plan, or any provision thereunder, shall not create (or be construed to create) any trust or other obligation to fund or secure amounts payable under the Plan in whole or in part.

10. ASSIGNMENT
10.1 Assignment. The assignment or transfer of RSUs or any other benefits under this Plan shall not be permitted other than by operation of law.